Exhibit 99.1

FOR IMMEDIATE RELEASE

December 7, 2015

Codorus Valley Bancorp, Inc.

Announces $30.0 Million Common Stock Offering

YORK, Pa. – Codorus Valley Bancorp, Inc. (Codorus Valley) (NASDAQ: CVLY), holding company of PeoplesBank, a Codorus Valley Company (PeoplesBank), today announced it has commenced an underwritten public offering of approximately $30.0 million of its common stock. Sandler O’Neill + Partners, L.P. and Janney Montgomery Scott LLC are serving as joint book-running managers.

The shares will be issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on Form S-3 (File No. 333-192474). The Company intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold in the offering.

The Company expects to use the net proceeds of this offering to redeem, subject to applicable regulatory approvals, the $12 million in outstanding shares of its Senior Non-cumulative Perpetual Preferred Stock, Series B (the “SBLF Preferred Stock”), that had been issued to the United States Department of the Treasury pursuant to the Treasury’s Small Business Lending Fund Program, as well as for general corporate purposes, which may include, without limitation, making investments at the holding company level, providing capital to support its bank subsidiary, PeoplesBank, supporting asset and deposit growth, engaging in acquisitions or other business combinations, and reducing or refinancing existing debt. The Company does not have any specific plans for acquisitions or other business combinations at this time. Allocations of the anticipated net proceeds from this offering to specific purposes other than the redemption of the outstanding SBLF Preferred Stock have not been made at the date of this press release.

Additional Information Regarding the Offering The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128 or from Janney Montgomery Scott LLC at 60 State St. 35th Floor, Boston, MA 02109, (617) 557-2971, or by email at prospectus@janney.com.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of the prospectus and prospectus supplement.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. The Company primarily operates through its financial services subsidiary, PeoplesBank, A Codorus Valley Company. In addition to a full range of business and consumer banking services, the Company also offers mortgage banking, wealth management, and real estate settlement services through a network of twenty-four financial centers located in York and Cumberland Counties in Pennsylvania, and in Baltimore, Harford, and Carroll Counties in Maryland. Additional information about the Company can be found on the internet at www.peoplesbanknet.com. The Company’s common stock is listed on the NASDAQ Global Market under the symbol CVLY.

Forward-Looking Statements

Codorus Valley Bancorp, Inc. has made forward-looking statements in this press release. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this press release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.

Contact:

Codorus Valley Bancorp, Inc.

Larry J. Miller, Chairman, President and CEO

717-747-1500

lmiller@peoplesbanknet.com

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